Exhibit 99.1 PRESS RELEASE, DATED NOVEMBER 5th, 2025, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE SECOND QUARTER FISCAL 2026

EnerSys Reports Second Quarter Fiscal Year 2026 Results
Delivers Q2'26 Net Sales up 8% from Prior Year

Second Quarter Fiscal 2026 Highlights
(All comparisons against the second quarter of fiscal 2025 unless otherwise noted)
•Delivered net sales of $951M, up +8%, driven by improving demand across the majority of our end markets
•Achieved GM of 29.1%, +60 bps and GM ex 45X(1) of 24.9%, in line with prior year
•Realized diluted EPS of $1.80, down (10%), adjusted diluted EPS(1) of $2.56, +21%, and adjusted diluted EPS ex IRC 45X(1) of $1.51, +15%
•Returned $78M to shareholders through buybacks and dividends in Q2; in October, repurchased an additional $37M in shares, leaving $958M remaining in buyback authorization as of November 4, 2025
•Maintained net leverage ratio(a) below low end of target range at 1.3 X EBITDA
•Published our fiscal year 2025 Sustainability Report including early European Sustainability Reporting Standards (ESRS) disclosures

READING, Pa., November 5, 2025 (BUSINESS WIRE) -- EnerSys (NYSE: ENS), a global leader in stored energy solutions for industrial applications, announced today results for its second quarter of fiscal 2026, which ended on September 28, 2025.
“Our strong performance in the quarter reflects solid execution and our commitment to continuous improvement and collaboration across the organization,” said Shawn O’Connell, President and Chief Executive Officer of EnerSys. “We delivered net sales up 8% and adjusted diluted EPS ex 45X up 15%.

“We are beginning to realize the impact of our EnerGize strategic framework that we introduced last quarter. We expect these benefits to accelerate as we are increasing our rigor around R&D and CapEx investments, reallocating resources to focus on higher-return opportunities and executing with greater speed. At the same time, we are right-sizing the organization in order to generate meaningful reductions in operating expenses,” O’Connell added.

“We expect to see increasing benefits from our cost reduction initiatives and targeted new product introductions in the coming quarters. As we navigate the current environment of mixed end-market demand trends, we are optimistic but cautious about the near-term outlook. We remain focused on optimizing our core, invigorating our operating model, and accelerating growth through our strategic framework, EnerGize. We are positioning EnerSys for long-term sustainable success in delivering for our customers and generating value for our shareholders,” O’Connell concluded.

Key Financial Results and Metrics	Second quarter ended			Six months ended
In millions, except per share amounts	September 28, 2025	September 29, 2024	Change	September 28, 2025	September 29, 2024	Change
Net Sales	$951.3	$883.7	7.7%	$1,844.3	$1,736.6	6.2%
Diluted EPS (GAAP)	$1.80	$2.01	$(0.21)	$3.26	$3.72	$(0.46)
Adjusted Diluted EPS (Non-GAAP)(1)	$2.56	$2.12	$0.44	$4.62	$4.09	$0.53
Gross Profit (GAAP)	$277.2	$252.1	$25.1	$530.4	$490.5	$39.9
Operating Earnings (GAAP)	$92.0	$99.4	$(7.4)	$178.5	$190.7	$(12.2)
Adjusted Operating Earnings (Non-GAAP)(2)	$129.5	$114.6	$14.9	$243.8	$220.3	$23.5
Net Earnings (GAAP)	$68.4	$82.3	$(13.9)	$125.9	$152.4	$(26.5)
EBITDA (Non-GAAP)(3)	$116.6	$122.0	$(5.4)	$220.5	$235.8	$(15.3)
Adjusted EBITDA (Non-GAAP)(3)	$146.0	$129.0	$17.0	$269.3	$250.3	$19.0
Share Repurchases	$67.7	$63.5	$4.2	$217.8	$75.1	$142.7
Dividend per share	$0.26	$0.24	$0.02	$0.50	$0.47	$0.04
Total Capital Returned to Stockholders	$77.5	$73.1	$4.4	$236.7	$93.8	$142.9

(a) Net leverage ratio is a non-GAAP financial measure as defined pursuant to our credit agreement and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

(1) GM (Gross Margin) excluding 45X , Adjusted Diluted EPS and Adjusted Diluted EPS excluding IRC 45X benefit are non-GAAP financial measures and discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.
(2) Operating Earnings are adjusted for charges that the Company incurs as a result of restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. A reconciliation of operating earnings to Non-GAAP Adjusted Earnings are provided in tables under the section titled Business Segment Operating Results.
(3) Non-GAAP EBITDA is calculated as net earnings adjusted for depreciation, amortization, interest and income taxes. Non-GAAP Adjusted EBITDA is further adjusted for certain charges such as restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and other charges and credits as discussed under Reconciliations of GAAP to Non-GAAP Financial Measures.

Second Quarter 2026

Net sales for the second quarter of fiscal 2026 were $951.3 million, an increase of 7.7% from the prior year second quarter net sales of $883.7 million and above the range of the second quarter of fiscal 2026 guidance of $870 million to $910 million. The increase compared to prior year quarter was the result of a 3% increase in organic volume, a 3% increase in pricing, a 1% increase in acquisitions, and a 1% increase in foreign currency translation.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the second quarter of fiscal 2026 were $68.4 million, or $1.80 per diluted share, which included an unfavorable highlighted net of tax impact of $28.6 million, or $0.76 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the second quarter of fiscal 2025 were $82.3 million, or $2.01 per diluted share, which included an unfavorable highlighted net of tax impact of $4.2 million, or $0.11 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Excluding these highlighted items, adjusted Net earnings per diluted share for the second quarter of fiscal 2026, on a non-GAAP basis, were $2.56, compared to the guidance of $2.33 to $2.43 per diluted share for the second quarter given by the Company on August 6, 2025. These earnings compare to the prior year second quarter adjusted Net earnings of $2.12 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended September 28, 2025 and September 29, 2024.

Fiscal Year to Date 2026

Net sales for the six months of fiscal 2026 were $1,844.3 million, an increase of 6.2% from the prior year six months net sales of $1,736.6 million. This increase was due to a 2% increase in acquisitions, a 2% increase in pricing, a 1% increase in foreign currency translation, and a 1% increase in organic volume.

Net earnings for the six months of fiscal 2026 were $125.9 million, or $3.26 per diluted share, which included an unfavorable highlighted net of tax impact of $52.8 million, or $1.36 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the six months of fiscal 2025 were $152.4 million, or $3.72 per diluted share, which included an unfavorable highlighted net of tax impact of $15.0 million, or $0.37 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Adjusted Net earnings per diluted share for the six months of fiscal 2026, on a non-GAAP basis, were $4.62. This compares to the prior year six months adjusted Net earnings of $4.09 per diluted share. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Quarterly Dividend

The Company announced today that its Board of Directors has approved a quarterly cash dividend $0.2625 per share of common stock. The dividend is payable on December 26, 2025, to holders of record as of December 12, 2025.

Balance Sheet and Cash Flow

As of September 28, 2025, cash and cash equivalents were $388.6 million and net debt as defined by our credit facility was $842.0 million. The net leverage ratio at the end of the second quarter was 1.3 X, down from 1.6 X in the prior year period due to the impact of increased earnings and receipt of our U.S. federal tax return. Capital expenditures during the second quarter were $20.9 million, down from $30.4 million in the prior year period. During the second quarter, cash from operating activities was $218.0 million, up from $33.6 million in the prior year period. Free cash flow, a non-GAAP financial measure, was $197.1 million, as compared to $3.2 million in the prior year period. The increase in cash from operating activities and the increase in free cash flow were both bolstered by the receipt of our U.S. federal tax refund mentioned earlier. Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which includes tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters ended September 28, 2025 and September 29, 2024.

The Company also returned approximately $77.5 million to shareholders through $67.7 million in share repurchases and $9.8 million through its quarterly dividend payment in the second quarter.

Third Quarter and Full Year 2026 Outlook

In the third quarter of fiscal 2026, EnerSys expects:
•Net sales in the range of $920M to $960M
•IRC 45X benefits to cost of sales of $35M to $40M
•Adjusted diluted EPS in the range of $2.71 to $2.81*
•Adjusted diluted EPS, ex 45X benefits, in the range of $1.64 to $1.74

For the full year fiscal 2026, EnerSys expects:
•Capital expenditures ~$80M

“We are pleased with our second quarter results and trajectory, and remain confident in the earnings power of our business and our ability to navigate through evolving policy and macroeconomic conditions,” said Andrea Funk, EnerSys Chief Financial Officer.

“Our diversified business model continues to be a source of resilience. Operational efficiencies aligned with our EnerGize strategic framework are beginning to take hold, with early wins in process optimization, capital allocation discipline, and manufacturing performance. These initiatives are laying the groundwork for additional long-term top-line growth and margin expansion,” added Funk.

“While we are pleased with EnerSys’s overall trajectory and are seeing positive momentum across several key growth areas, we believe it remains prudent to keep full-year quantitative guidance paused due to the dynamic macro environment and its downstream effect on customer buying patterns. That said, we reaffirm our expectation that full-year adjusted operating earnings growth, excluding 45X benefits, will outpace revenue growth. We look forward to sharing details of our strategic roadmap and longer-term financial targets at our 2026 Investor Day on June 11, 2026,” concluded Funk.

*Inclusive of IRC 45X Advanced Manufacturing Production Credits.

Please refer to the section included herein under the heading “Reconciliations of GAAP to Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information.

Conference Call and Webcast Details

The Company will host a conference call to discuss its second quarter results at 9:00 AM (ET) Thursday, November 6, 2025. A live broadcast as well as a replay of the call can be accessed via this webcast registration link or the Investor Relations section of the company’s website at https://investor.enersys.com.

If you cannot join via webcast, please reach out to investorrelations@enersys.com for dial-in details.

About EnerSys

EnerSys is a global leader in stored energy solutions for industrial applications and designs, manufactures and distributes energy systems solutions and motive power batteries, specialty batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. The company goes to market through four lines of business: Energy Systems, Motive Power, Specialty and New Ventures. Energy Systems, which combine power conversion, power distribution, energy storage, and enclosures, are used in the telecommunication, broadband, and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions. Motive power batteries and chargers are utilized in electric forklift trucks and other industrial electric powered vehicles. Specialty batteries are used in aerospace and defense applications, portable power solutions for soldiers in the field, large over-the-road trucks, premium automotive, medical and security systems applications. New Ventures provides energy storage and management systems for various applications including demand charge reduction, utility back-up power, and dynamic fast charging for electric vehicles. EnerSys also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. To learn more about EnerSys please visit https://www.enersys.com/en/.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buyback program, judicial or regulatory proceedings, ability to identify and realize benefits in connection with acquisition and disposition opportunities, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from its cash dividend, its stock buyback programs, application of Section 45X of the Internal Revenue Code, funding, development and construction of the Company's gigafactory in Greenville, South Carolina, adverse developments with respect to the economic conditions in the U.S. in the markets in which we operate and other uncertainties, including the impact of supply chain disruptions, interest rate changes, inflationary pressures, geopolitical and other developments and labor shortages on the economic recovery and our business and changes in law, regulation or policy that may affect our business, including trade policy and tariffs, and other government priorities or budgets are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, including “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Forward-Looking Statements,” set forth in EnerSys’ Annual

Report on Form 10-K for the fiscal year ended March 31, 2025. No undue reliance should be placed on any forward-looking statements.

CONTACT

Lisa Langell
Vice President, Investor Relations and Corporate Communications
EnerSys
610-236-4040
E-mail: investorrelations@enersys.com

EnerSys
Consolidated Condensed Statements of Income (Unaudited)
(In millions, except share and per share data)

	Quarter ended		Six months ended
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net sales	$951.3	$883.7	$1,844.3	$1,736.6
Gross profit	277.2	$252.1	$530.4	$490.5
Operating expenses	164.1	$150.5	$324.9	$291.7
Restructuring and other exit charges	21.1	$2.2	$27.0	$8.1
Operating earnings	92.0	$99.4	$178.5	$190.7
Earnings before income taxes	76.4	$84.2	$142.1	$163.5
Income tax expense	8.0	$1.9	$16.2	$11.1
Net earnings attributable to EnerSys stockholders	$68.4	$82.3	$125.9	$152.4

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$1.83	$2.05	$3.30	$3.79
Diluted	$1.80	$2.01	$3.26	$3.72
Dividends per common share	$0.2625	$0.240	$0.5025	$0.465
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	37,436,456	40,165,080	38,113,597	40,184,546
Diluted	37,977,855	40,863,205	38,645,031	40,924,660

EnerSys
Consolidated Condensed Balance Sheets (Unaudited)
(In Thousands, Except Share and Per Share Data)

	September 28, 2025	March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$388,606	$343,131
Accounts receivable, net of allowance for doubtful accounts: September 28, 2025 - $8,981; March 31, 2025 - $8,675	570,623	597,942
Inventories, net	804,922	739,994
Prepaid and other current assets	379,811	408,747
Total current assets	2,143,962	2,089,814
Property, plant, and equipment, net	607,601	592,433
Goodwill	754,318	721,073
Other intangible assets, net	359,912	375,430
Deferred taxes	89,074	74,793
Other assets	117,283	117,705
Total assets	$4,072,150	$3,971,248
Liabilities and Equity
Current liabilities:
Short-term debt	$29,253	$28,502
Accounts payable	368,156	405,694
Accrued expenses	377,472	340,872
Total current liabilities	774,881	775,068
Long-term debt, net of unamortized debt issuance costs	1,184,040	1,083,541
Deferred taxes	15,972	17,641
Other liabilities	230,287	175,510
Total liabilities	2,205,180	2,051,760
Commitments and contingencies
Equity:
Preferred Stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding at September 28, 2025 and at March 31, 2025	—	—
Common Stock, $0.01 par value per share, 135,000,000 shares authorized, 57,214,875 shares issued and 37,200,154 shares outstanding at September 28, 2025; 56,839,590 shares issued and 39,192,061 shares outstanding at March 31, 2025	572	568
Additional paid-in capital	694,098	662,725
Treasury stock at cost, 20,014,721 shares held as of September 28, 2025 and 17,647,529 shares held as of March 31, 2025	(1,206,205)	(988,936)
Retained earnings	2,595,689	2,489,200
Accumulated other comprehensive loss	(220,653)	(247,479)
Total EnerSys stockholders’ equity	1,863,501	1,916,078
Nonredeemable noncontrolling interests	3,469	3,410
Total equity	1,866,970	1,919,488
Total liabilities and equity	$4,072,150	$3,971,248

EnerSys
Consolidated Condensed Statements of Cash Flows (Unaudited)
(In Thousands)

	Six months ended
	September 28, 2025	September 29, 2024
Cash flows from operating activities
Net earnings	$125,884	$152,377
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	54,889	48,757
Write-off of assets relating to exit activities	(619)	244
Derivatives not designated in hedging relationships:
Net losses (gains)	(498)	(1,783)
Cash (settlements) proceeds	2,070	1,320
Provision for doubtful accounts	404	1,124
Deferred income taxes	(68)	114
Non-cash interest expense	1,212	969
Stock-based compensation	22,036	12,187
(Gain) loss on disposal of property, plant, and equipment	284	64
Changes in assets and liabilities:
Accounts receivable	43,652	(9,323)
Inventories	(48,664)	(12,401)
Prepaid and other current assets	69,493	(26,201)
Other assets	560	968
Accounts payable	(34,650)	(40,104)
Accrued expenses	(21,393)	(83,963)
Other liabilities	4,423	(303)
Net cash provided by (used in) operating activities	219,015	44,046
Cash flows from investing activities
Capital expenditures	(53,922)	(66,486)
Purchase of business	(12,662)	(205,276)
Proceeds from disposal of property, plant, and equipment	4,189	89
Investment in Equity Securities	—	(10,852)
Net cash (used in) provided by investing activities	(62,395)	(282,525)
Cash flows from financing activities
Net (repayments) borrowings on short-term debt	(143)	(434)
Proceeds from Second Amended Revolver borrowings	467,563	476,600
Repayments of Second Amended Revolver borrowings	(155,000)	(76,600)
Repayments of Third Amended Term Loan	(210,000)	—
Option proceeds, net	16,948	7,445
Payment of taxes related to net share settlement of equity awards	(8,192)	(7,984)
Purchase of treasury stock	(217,784)	(75,187)
Dividends paid to stockholders	(18,916)	(18,598)
Debt Issuance Costs Sixth Amended Credit Facility	(3,276)	—
Other	587	12
Net cash provided by (used in) financing activities	(128,213)	305,254
Effect of exchange rate changes on cash and cash equivalents	$17,068	$7,820
Net increase (decrease) in cash and cash equivalents	45,475	74,595
Cash and cash equivalents at beginning of period	343,131	333,324
Cash and cash equivalents at end of period	$388,606	$407,919

Reconciliations of GAAP to Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measures “adjusted Net earnings”, “adjusted diluted EPS”, "reported Net earnings excluding (ex) IRC 45X benefit", "adjusted Net earnings excluding (ex) IRC 45X benefit", "reported Net earnings (loss) per share excluding (ex) IRC 45X benefit", " adjusted diluted EPS excluding (ex) IRC 45X benefit", "GM excluding (ex) 45X", "adjusted operating earnings", "adjusted gross profit", "adjusted gross margin", "EBITDA", “adjusted EBITDA”, "adjusted EBITDA per credit agreement", "net debt", "net leverage ratio", "free cash flow", and "adjusted free cash flow conversion" as applicable, in their analysis of the Company's performance. Adjusted Net earnings, adjusted gross profit, adjusted gross margin, and adjusted operating earnings measures, as used by EnerSys in past quarters and years, adjusts Net earnings, gross profit, gross margin, and operating earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Reported Net earnings excluding (ex) IRC 45X benefit, adjusted Net earnings excluding (ex) IRC 45X benefit, reported Net earnings (loss) per share excluding (ex) IRC 45X benefit, adjusted diluted EPS excluding (ex) IRC 45X benefit, and GM excluding (ex) IRC 45X benefit as used by EnerSys in past quarters and years, adjusted Net earnings, adjusted Net earnings, Net earnings (loss) per share, adjusted diluted EPS, and gross margin to reflect the financial impact of IRC 45X. Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure as an overall assessment of our performance, to evaluate the effectiveness of our business strategies and for business planning purposes. We calculate adjusted EBITDA as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization, further adjusted to exclude restructuring and exit activities, impairment of goodwill, indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance. EBITDA is calculated as net income before interest income, interest expense, other (income) expense net, provision (benefit) for income taxes, depreciation and amortization. We define adjusted EBITDA per credit agreement as net earnings determined in accordance with GAAP for interest, taxes, depreciation and amortization, and certain charges or credits as permitted by our credit agreements, that were recorded during the periods presented. We define non-GAAP net debt as total debt, finance lease obligations and letters of credit, net of all cash and cash equivalents, as defined in the Fourth Amended Credit Facility on the balance sheet as of the end of the most recent fiscal quarter. We define non-GAAP net leverage ratio as non-GAAP net debt divided by last twelve months adjusted EBITDA per credit agreement. We define free cash flow as net cash provided by or used in operating activities less capital expenditures. We define adjusted free cash flow conversion as free cash flow divided by adjusted net earnings. Free cash flow and adjusted free cash flow conversion are used by investors, financial analysts, rating agencies and management to help evaluate the Company’s ability to generate cash to pursue incremental opportunities aimed toward enhancing shareholder value. Management believes the presentation of these financial measures reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, amortization of intangible assets, tax valuation allowance changes, withholding tax from repatriation of prior period earnings, and impacts of changes or reform to income tax laws. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast. Although we exclude the amortization of purchased intangibles from these non-GAAP measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

EnerSys does not provide a quantitative reconciliation of the Company’s projected range for adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the third quarter of fiscal 2026 to diluted earnings per share, which is the most directly comparable GAAP measure, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. EnerSys' adjusted diluted EPS and adjusted diluted EPS without IRC 45X benefit guidance for the third quarter of fiscal 2026 excludes certain items, including but not limited to certain non-cash, large and/or unpredictable charges and benefits, charges from restructuring and exit activities, impairment of goodwill and indefinite-lived intangibles, acquisition and disposition activities, legal judgments, settlements, or other matters, and tax positions, that are inherently uncertain and difficult to predict, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company's routine operating activities. Due to the uncertainty of the occurrence or timing of these future excluded items, management cannot accurately forecast many of these items for internal use and therefore cannot create a quantitative adjusted diluted EPS and adjusted diluted EPS excluding (ex) IRC 45X benefit for the third quarter of fiscal 2026 to diluted earnings per share reconciliation without unreasonable efforts.

These non-GAAP disclosures have limitations as an analytical tool, should not be viewed as a substitute for operating earnings, Net earnings or net income determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

A reconciliation of non-GAAP adjusted operating earnings is set forth in the table below, providing a reconciliation of non-GAAP adjusted operating earnings to the Company’s reported operating results for its business segments. Corporate and other includes amounts managed on a company-wide basis and not directly allocated to any reportable segments, primarily relating to IRA production tax credits. Also, included are start up costs for exploration of a new lithium plant as well as start-up operating expenses from the New Ventures operating segment.

Business Segment Operating Results

	Quarter ended
	($ millions)
	September 28, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$434.7	$359.7	$156.9	$—	$951.3

Operating Earnings	14.4	36.3	8.0	33.3	$92.0
Restructuring and other exit charges	9.3	9.3	2.4	0.1	21.1
Amortization of intangible assets	5.8	0.1	2.4	—	8.3
Other	4.1	2.2	1.8	—	8.1
Adjusted Operating Earnings	$33.6	$47.9	$14.6	$33.4	$129.5

Operating Margin	3.3%	10.1%	5.1%	3.5%	9.7%
Adjusted Operating Margin	7.7%	13.3%	9.2%	3.5%	13.6%

	Quarter ended
	($ millions)
	September 29, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$382.1	$366.7	$134.9	$—	$883.7

Operating Earnings	17.5	56.3	0.3	25.3	$99.4
Inventory step up to fair value relating to recent acquisitions	—	—	1.9	—	1.9
Restructuring and other exit charges	0.7	1.1	0.4	—	2.2
Amortization of intangible assets	6.0	0.2	2.0	—	8.2
Other	—	—	2.9	—	2.9
Adjusted Operating Earnings	$24.2	$57.6	$7.5	$25.3	$114.6

Operating Margin	4.6%	15.4%	0.2%	2.9%	11.2%
Adjusted Operating Margin	6.4%	15.7%	5.4%	2.9%	13.0%

Increase (Decrease) as a % from prior year quarter	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	13.8%	(1.9)%	16.3%	NM	7.7%
Operating Earnings	(17.7)	(35.6)	NM	31.9	(7.4)
Adjusted Operating Earnings	37.8	(16.7)	97.7	32.4	13.0
NM = Not Meaningful

	Six months ended
	($ millions)
	September 28, 2025
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$826.1	$708.8	$305.4	$4.0	$1,844.3

Operating Earnings	$28.3	$74.1	$12.2	$63.9	$178.5
Restructuring and other exit charges	10.4	14.1	2.4	0.1	27.0
Amortization of intangible assets	11.7	0.2	4.8	—	16.7
Accelerated stock compensation expense	5.4	3.4	1.4	—	10.2
Other	5.2	2.8	3.4	—	11.4
Adjusted Operating Earnings	$61.0	$94.6	$24.2	$64.0	$243.8

Operating Margin	3.4%	10.4%	4.0%	3.5%	9.7%
Adjusted Operating Margin	7.4%	13.3%	7.9%	3.5%	13.2%

	Six months ended
	($ millions)
	September 29, 2024
	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	$743.1	$732.9	$260.6	$—	$1,736.6

Operating Earnings	$26.5	$110.7	$2.4	$51.1	$190.7
Inventory step up to fair value relating to recent acquisitions	—	—	1.9	—	1.9
Restructuring and other exit charges	4.5	2.5	1.1	—	8.1
Amortization of intangible assets	12.0	0.4	2.7	—	15.1
Other	0.2	—	4.3	—	4.5
Adjusted Operating Earnings	$43.2	$113.6	$12.4	$51.1	$220.3

Operating Margin	3.6%	15.1%	0.9%	2.9%	11.0%
Adjusted Operating Margin	5.8%	15.5%	4.7%	2.9%	12.7%

Increase (Decrease) as a % from prior year	Energy Systems	Motive Power	Specialty	Corporate and other	Total
Net Sales	11.2%	(3.3)%	17.2%	NM	6.2%
Operating Earnings	6.5	(33.1)	NM	25.1	(6.4)
Adjusted Operating Earnings	40.5	(16.7)	97.3	25.3	10.7

The table below presents a reconciliation of Net Earnings to EBITDA and Adjusted EBITDA:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net Earnings	$68.4	$82.3	$125.9	$152.4
Depreciation	19.7	17.1	38.2	33.7
Amortization	8.3	8.2	16.7	15.1
Interest	12.2	12.5	23.5	23.5
Income Taxes	8.0	1.9	16.2	11.1
EBITDA	116.6	122.0	220.5	235.8
Non-GAAP adjustments	29.4	7.0	48.8	14.5
Adjusted EBITDA	$146.0	$129.0	$269.3	$250.3

The following table provides the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Inventory step up to fair value relating to recent acquisitions	—	1.9	—	1.9
Restructuring and other exit charges	21.1	2.2	27.0	8.1
Accelerated Stock Compensation Expense	—	—	$10.2	—
Other	8.3	2.9	$11.6	4.5
Non-GAAP adjustments	$29.4	$7.0	$48.8	$14.5

The table below presents a reconciliation of Gross Profit and Gross Margin to Adjusted Gross Profit and Adjusted Gross Margin and Gross Profit and Gross Margin to Gross Profit excluding (ex) IRC 45X and Gross Margin excluding (ex) IRC 45X:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Gross Profit as reported	$277.2	$252.1	$530.4	$490.5
Inventory step up to fair value relating to recent acquisitions	—	1.9	—	1.9
Adjusted Gross Profit	277.2	254.0	530.4	492.4

Gross Margin	29.1%	28.5%	28.8%	28.2%
Adjustment	—%	0.2%	—%	0.2%
Adjusted Gross Margin	29.1%	28.7%	28.8%	28.4%

Gross Profit	$277.2	$252.1	$530.4	$490.5
IRC 45X Benefit	39.6	32.8	77.7	65.3
Gross Profit ex 45X	237.6	219.3	452.7	425.2

Gross Margin	29.1%	28.5%	28.8%	28.2%
IRC 45X Benefit	4.2%	3.7%	4.2%	3.8%
Gross Margin ex 45X	24.9%	24.8%	24.6%	24.4%

The table below presents a reconciliation of Operating Cash Flow to Free Cash Flow and Free Cash Flow Conversion percentages:

	Quarter ended		Six months ended
	($ millions)		($ millions)
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net cash provided by (used in) operating activities	$218.0	$33.6	$219.0	$44.0
Less Capital Expenditures	(20.9)	(30.4)	(53.9)	(66.5)
Free Cash Flow	197.1	3.2	165.1	(22.5)

	Quarter ended		Six months ended
	($ millions)		($ millions)
	September 28, 2025	September 29, 2024	September 28, 2025	September 29, 2024
Net cash provided by (used in) operating activities	$218.0	$33.6	$219.0	$44.0
Net earnings	68.4	82.3	125.9	152.4
Operating cash flow conversion %	318.7%	40.8%	173.9%	28.9%

Free Cash Flow	197.1	3.2	165.1	(22.5)
Net earnings	68.4	82.3	125.9	152.4
Free cash flow conversion %	288.2%	3.9%	131.1%	(14.8)%

The following table provides a reconciliation of Net earnings to EBITDA (non-GAAP) and adjusted EBITDA (non-GAAP) per credit agreement for September 28, 2025 and September 29, 2024 to calculate our net leverage ratio, in connection with the Fourth Amended Credit Facility:

	Last twelve months
	September 28, 2025	September 29, 2024
	(in millions, except ratios)
Net earnings as reported	$337.2	$289.5
Add back:
Depreciation and amortization	107.0	$95.6
Interest expense	47.0	$46.0
Income tax expense	52.1	19.3
EBITDA (non-GAAP)	$543.3	$450.4
Adjustments per credit agreement definitions(1)	84.3	79.9
Adjusted EBITDA (non-GAAP) per credit agreement(1)	$627.6	530.3
Total net debt(2)	$842.0	839.6
Leverage ratios:
Total net debt/credit adjusted EBITDA ratio	1.3 X	1.6 X

(1)The $84.3 million adjustment to EBITDA in the last twelve months ending September 28, 2025 primarily related to $37.7 million of non-cash stock compensation, $40.1 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $5.5 million. The $79.9 million adjustment to EBITDA in the last twelve months ending September 29, 2024 primarily related to $29.7 million of non-cash stock compensation, $38.9 million of restructuring and other exit charges, impairment of indefinite-lived intangibles and write-down of other current assets of $10.5 million.
(2)Debt includes finance lease obligations and letters of credit and is net of all U.S. cash and cash equivalents and foreign cash and investments, as defined in the Fourth Amended Credit Facility. In the last twelve months ending September 28, 2025 and September 29, 2024, the amounts deducted in the calculation of net debt were U.S. cash and cash equivalents and foreign cash investments of $388.6 million, and in fiscal 2024, were $407.9 million.

Included below is a reconciliation of historical non-GAAP adjusted Net earnings to reported amounts. Non-GAAP adjusted operating earnings and historical Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	September 28, 2025		September 29, 2024
Net earnings reconciliation
As reported Net Earnings	$68.4		$82.3
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	—		1.9	(1)
Restructuring and other exit charges	21.1	(2)	2.2	(2)
Amortization of identified intangible assets	8.3	(3)	8.2	(3)
Other	8.3		2.9
Income tax adjustment of benefit from tax law changes and litigation	—		(6.8)
Income tax effect of above non-GAAP adjustments	(9.1)		(4.2)
Non-GAAP adjusted Net earnings	$97.0		$86.5

Net Earnings excluding (ex) IRC 45X benefit
As Reported Net Earnings	$68.4		$82.3
IRC 45X Benefit	39.6		32.8
Reported Net Earnings excluding (ex) IRC 45X benefit	$28.8		$49.5

Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit
Non-GAAP Adjusted Net Earnings	$97.0		$86.5
IRC 45X Benefit	39.6		32.8
Non-GAAP adjusted Net Earnings excluding (ex) IRC 45X benefit	$57.4		$53.7

Outstanding shares used in per share calculations
Basic	37,436,456		40,165,080
Diluted	37,977,855		40,863,205

Reported Net earnings (Loss) per share:
Basic	$1.83		$2.05
Diluted	$1.80		$2.01
Dividends per common share	$0.2625		$0.24

Non-GAAP adjusted Net earnings per share:
Basic	$2.59		$2.15
Diluted	$2.56		$2.12

Reported Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$0.77		$1.23
Diluted	$0.76		$1.21

Non-GAAP adjusted Net Earnings (Loss) per share excluding (ex) IRC 45X benefit
Basic	$1.53		$1.34
Diluted	$1.51		$1.31

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Quarter ended
	($ millions)
	September 28, 2025	September 29, 2024
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Specialty	—	1.9
(2) Restructuring and other exit charges - Energy Systems	9.3	0.7
(2) Restructuring and other exit charges - Motive Power	9.3	1.1
(2) Restructuring and other exit charges - Specialty	2.4	0.4
(2) Restructuring and other exit charges - Corporate Other	0.1	—
(3) Amortization of identified intangible assets - Energy Systems	5.8	6.0
(3) Amortization of identified intangible assets - Motive Power	0.1	0.2
(3) Amortization of identified intangible assets - Specialty	2.4	2.0
Total Non-GAAP adjustments	$29.4	$12.3

	Six months ended
	(in millions, except share and per share amounts)
	September 28, 2025		September 29, 2024
Net Earnings reconciliation
As reported Net Earnings	$125.9		$152.4
Non-GAAP adjustments:
Inventory step up to fair value relating to recent acquisitions	—		1.9	(1)
Restructuring and other exit charges	27.0	(2)	8.1	(2)
Amortization of identified intangible assets	16.7	(3)	15.1	(3)
Accelerated Stock Compensation Expense	10.2	(4)	—
Other	11.6		4.5
Income tax adjustment of benefit from tax law changes and litigation			(6.8)
Income tax effect of above non-GAAP adjustments	(12.7)		(7.7)
Non-GAAP adjusted Net Earnings	$178.7		$167.5

Net Earnings without IRC 45X
As Reported Net Earnings	$125.9		$152.4
IRC 45X Benefit	77.7		65.3
Reported Net Earnings without IRC 45X Benefit	$48.2		$87.1

Non-GAAP adjusted Net Earnings without IRC 45X
Non-GAAP Adjusted Net Earnings	$178.7		$167.5
IRC 45X Benefit	77.7		65.3
Non-GAAP adjusted Net Earnings without IRC 45X Benefit	$101.0		$102.2

Outstanding shares used in per share calculations
Basic	38,113,597		40,184,546
Diluted	38,645,031		40,924,660

Reported Net Earnings (Loss) per share:
Basic	$3.30		$3.79
Diluted	$3.26		$3.72
Dividends per common share	$0.5025		$0.465

Non-GAAP adjusted Net Earnings per share:
Basic	$4.69		$4.17
Diluted	$4.62		$4.09

Reported Net Earnings (Loss) per share without IRC 45X benefit
Basic	$1.26		$2.17
Diluted	$1.25		$2.13

Non-GAAP adjusted Net Earnings (Loss) per share without IRC 45X benefit
Basic	$2.65		$2.54
Diluted	$2.61		$2.50

The following table provides the line of business allocation of the non-GAAP adjustments of items relating operating earnings (that are allocated to lines of business) shown in the reconciliation above:

	Six months ended
	($ millions)
	September 28, 2025	September 29, 2024
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to recent acquisitions - Specialty	—	1.9
(2) Restructuring and other exit charges - Energy Systems	10.4	4.5
(2) Restructuring and other exit charges - Motive Power	14.1	2.5
(2) Restructuring and other exit charges - Specialty	2.4	1.1
(2) Restructuring and other exit charges - Corporate Other	0.1	—
(3) Amortization of identified intangible assets - Energy Systems	11.7	12.0
(3) Amortization of identified intangible assets - Motive Power	0.2	0.4
(3) Amortization of identified intangible assets - Specialty	4.8	2.7
(4) Accelerated Stock Compensation Expense - Energy Systems	5.4	—
(4) Accelerated Stock Compensation Expense - Motive Power	3.4	—
(4) Accelerated Stock Compensation Expense - Specialty	1.4	—
Total Non-GAAP adjustments	$53.9	$25.1